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                                                                    Exhibit 99.6

                  CONSENT TO BE NAMED AS A PROSPECTIVE DIRECTOR

                          BAY VIEW CAPITAL CORPORATION

                         Consent of Prospective Director

As required by Rule 438 under the U.S. Securities Act of 1933, as amended, I hereby consent to the reference to my name as a prospective director of Bay View Capital Corporation in the prospectus forming a part of a registration statement on Form S-4 of Bay View Capital Corporation, initially filed with the U.S. Securities and Exchange Commission on the date hereof, as amended from time to time.

                                                              *
                                              _________________________________

Dated:  December 19, 2005

*Consents signed by each of the following persons:

Andrew W. Dorn, Jr.
William A. Evans
Carolyn B. Frank
Gerard T. Mazurkiewicz
Acea M. Mosey-Pawlowski
Dennis M. Penman
Louis Sidoni
James A. Smith
Barry M. Snyder
Louis J. Thomas
David L. Ulrich
Frederick A. Wolf